CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of The Multi-Strategy Growth & Income Fund (“the Fund”) and to the use of our report dated October 28, 2011 on the statement of assets and liabilities and the related statement of operations as of October 19, 2011 of the Fund. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 29, 2012